                                                                  EXHIBIT: 10.50

                                  PULITZER INC.
                            STOCK OPTION CERTIFICATE

This Certificate represents an option ("Option") to purchase shares of common stock of Pulitzer Inc. (the "Company") granted to you on 12/10/2003 under the Pulitzer Inc. 2003 Incentive Plan (the "Plan"). The basic features of this Option grant are indicated below (and are subject to correction by the Company if and to the extent this Certificate does not accurately reflect the terms of the Option grant). This Option is governed by the terms and conditions of the official Plan document. To accept this Option and its terms, you must sign and return one copy of this Certificate to Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101, Attention: Mr. James V. Maloney. By executing this certificate, you acknowledge receipt of the Plan document and the Summary Description of the Plan.

        Name of Optionee:  Alan G. Silverglat

  Social Security Number:

              Grant Date:  December 10, 2003

        Number of Shares:  20,000

Exercise Price per Share:  $52.9200

        Vesting Schedule:  Annual 1/3 increments for each year of continuing service from date of grant per table below.

                                 INCREMENTAL      AGGREGATE
                  DATE             VESTING         VESTING
                  ----           -----------      ---------
               12/10/2004          6,667              6,667
               12/10/2005          6,666             13,333
               12/10/2006          6,667             20,000

Termination of Employment: Death, disability, retirement after age 65 or with
                           Company consent--vesting accelerates; 3 years to exercise

                           Other termination of employment-- forfeit non-vested options; 60 days to exercise vested options

    Expiration of Option:  December 10, 2013--even if still employed or post-termination exercise period (see above) is still open

Accepted and Agreed to by:                      PULITZER INC.



Signature:  /s/ Alan G. Silverglat              By: /s/ James V. Malone
           ---------------------                   -----------------------------
           Alan G. Silverglat                       James V. Maloney, Secretary

                                                               FORM OF EXHIBIT A


                  CRITERIA FOR VESTING PERFORMANCE BASED EQUITY



Objective Criteria*


1. Grow newspaper advertising revenue minus employment revenue during the measurement period** at a rate equal to or in excess of the growth rate of the Advertising Revenue Benchmark (as hereinafter defined). The Advertising Revenue Benchmark is defined as the average annual percentage change in NAA newspaper advertising revenue minus employment revenue from year to year during the three years included in the measurement period.

2. Improve consolidated operating profit margins*** from the percentage margin in fiscal 2003 to at least _______% [to be fixed by Compensation Committee] for the 2006 fiscal year.

Subjective Criteria

1. Management of the Company's business and assets in a manner that enhances shareholder value, considering the Objective Criteria and such other factors and measurements as the Committee deems appropriate.

2. Maintaining and enhancing the Company's reputation for journalistic excellence.

3. Success in corporate governance, including an effective relationship with the Company's Board of Directors and shareholders.

4. Building and retaining an effective management team to help ensure the Company's success.

         If both of the Objective Criteria are met, all options and restricted share units subject to the application of the Performance Vesting Criteria will automatically vest. If both of the Objective Criteria are not met, none of the options or restricted share units will automatically vest, but the Committee in its discretion may vest all, some or none of the options or units based on its review of the executive's satisfaction of the Subjective Criteria.

         All options and/or units that do not vest based on performance during the measurement period will vest on December 31, 2009, subject to the executive's continuing employment and acceleration under the customary terms of the executive's stock option and restricted stock unit award agreements.


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*        In determining whether the Objective Criteria have been satisfied appropriate adjustments will be made for any acquisitions or dispositions during the measurement period.

** Measurement period is the three year period beginning January 1, 2004 and ending December 31, 2006.

*** Operating profit to revenues with Pulitzer's share of Tucson results included in both operating profits and revenues.